To  the  Board  of  Directors
wwbroadcast.net  inc.

We consent to the use of our report on the financial statements of wwbroadcast.net inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KMPG LLP
KPMG  LLP

Chartered  Accountants

Vancouver,  Canada
June  21,  2000